EXHIBIT 3.17


                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "MBI NO. 1, LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 1997, AT 9 O'CLOCK A.M.





                                           /s/ Edward J. Freel
                                           -------------------------
                                           Edward J. Freel, Secretary of State
[SEAL] Secretary's Office
       1793 Delaware 1855


                                            AUTHENTICATION:  8913767

                                                      DATE:  02-10-98
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/30/1997
971453132-2840049

                            CERTIFICATE OF FORMATION


                                       OF

                                 MBI No. 1, LLC


        FIRST: The name of the limited liability company (the "Company") is MBI No. 1, LLC.

        SECOND: The registered office of the Company is 15 East North Street, in the City of Dover, Kent County, State of Delaware 19901. The name of its registered agent at that address is United Corporate Services, Inc.

        IN WITNESSETH WHEREOF, I have signed my name to this Certificate of Formation this 30th day of December, 1997.



                                           /s/ Orlando Figueroa
                                           ---------------------
                                           Orlando Figueroa
                                           Authorized Person